Exhibit 24.1

POWER OF ATTORNEY

Know all persons by these presents, that I, the undersigned, a director of The Travelers Companies, Inc., a Minnesota corporation (the “Corporation”), do hereby make, nominate and appoint Matthew S. Furman and Wendy C. Skjerven, and each of them, to be my attorney-in-fact, with full power and authority to sign on my behalf a Form 10-K for the year ended December 31, 2010, to be filed by the Corporation with the Securities and Exchange Commission, and any amendments thereto, which shall have the same force and effect as though I had manually signed the Form 10-K or any amendments thereto.

Date
By	/s/ ALAN L. BELLER	February 2, 2011
Alan L. Beller

By	/s/ JOHN H. DASBURG	February 2, 2011
John H. Dasburg

By	/s/ JANET M. DOLAN	February 2, 2011
Janet M. Dolan

By	/s/ KENNETH M. DUBERSTEIN	February 2, 2011
Kenneth M. Duberstein

By	/s/ LAWRENCE G. GRAEV	February 2, 2011
Lawrence G. Graev

By	/s/ PATRICIA L. HIGGINS	February 2, 2011
Patricia L. Higgins

By	/s/ THOMAS R. HODGSON	February 2, 2011
Thomas R. Hodgson

By	/s/ CLEVE L. KILLINGSWORTH, JR.	February 2, 2011
Cleve L. Killingsworth, Jr.

By	/s/ BLYTHE J. MCGARVIE	February 2, 2011
Blythe J. McGarvie

By	/s/ DONALD J. SHEPARD	February 2, 2011
Donald J. Shepard

By	/s/ LAURIE J. THOMSEN	February 2, 2011
Laurie J. Thomsen